UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

(December 7, 2020)

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

ITEM 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Approval of Fiscal 2020 Named Executive Officer Bonuses

On December 7, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Sanmina Corporation (the “Company”) approved bonuses payable to the persons who will be considered “named executive officers” of the Company for fiscal 2020 pursuant to the Company’s 2020 Corporate Bonus Plan (the “2020 Plan”) approved by the Committee in December 2019. The 2020 Plan contained targets for the Company’s revenue, non-GAAP operating margin and cash flow from operations for fiscal 2020. In determining the bonuses payable under the 2020 Plan, the Company’s performance for fiscal 2020 was to be measured against these targets, with a minimum level of performance against the targets for revenue and non-GAAP operating margin being required for bonuses to become payable under the 2020 Plan. Plan performance was expressed as a percentage (the “Corporate Performance Factor”), which would be applied to each plan participant’s bonus opportunity and adjusted for individual performance. Under the 2020 Plan, the Committee retained the right to terminate or amend the 2020 Plan in any respect, including increasing or decreasing Company and individual incentive compensation targets, and also to adjust an individual’s incentive compensation up or down on a discretionary basis.

In 2020, the Company’s operations were negatively impacted by the COVID-19 pandemic, which reduced end market demand for our customers’ products (and therefore the Company’s revenue) and resulted in supply chain constraints and temporary plant closures and suspension of manufacturing. As a result, the Company’s revenue for fiscal 2020 fell short of the minimum threshold for payout under the 2020 Bonus Plan. However, the Committee determined that the pandemic represented an extraordinary event outside of management’s control and that key management and operations staff had done an admirable job supporting key medical and other essential customers during the year in a challenging environment. As the pandemic unfolded, management worked diligently to keep the Company’s plants open worldwide, subject to government restrictions in some places, while also prioritizing the protection of the health, safety and well-being of its employees. Although revenue for fiscal 2020 decreased by 15% compared to fiscal 2019, management was able to grow revenue sequentially during each of the last two quarters of fiscal 2020, deliver non-GAAP operating margins in fiscal 2020 near the high end of the range for operating margin contained in the 2020 Bonus Plan and generate operating cash flow in fiscal 2020 that exceeded the minimum target per the 2020 Plan. Other factors considered by the Committee included the fact that fourth quarter non-GAAP operating margin and non-GAAP EPS and full-year non-GAAP EBITDA margin were the highest since at least 2007 and that the Company achieved its highest pre-tax non-GAAP ROIC since it began reporting this metric five years ago.

In light of these factors and the Committee’s desire to recognize and reward management’s efforts during the pandemic, the Committee determined to exercise the discretion afforded to it under the 2020 Bonus Plan to adjust the plan in order for management to receive bonuses under the 2020 Plan. Based on its assessment of the impact of the pandemic, the Committee believed that the 2020 Plan would have yielded a Corporate Performance Factor of approximately 80% excluding such impact. As such, the Committee believed it to be a reasonable and appropriate exercise of the Committee’s discretion to adjust the 2020 Bonus Plan to provide for achievement at this level. The Committee also applied its discretion in order to adjust the bonuses for the named executive officers upward based upon their significant individual contributions towards maintaining efficient operations in a highly uncertain and challenging environment, supporting key customers and enabling plants to remain open during the pandemic, while protecting the workforce.

Shown below are the calculations of bonus payments approved by the Committee for the named executive officers, giving effect to the exercise of discretion described above, and as adjusted for individual executive performance:

Name and Position of Named Executive Officer	Base Salary(A)		Target Incentive Compensation Percentage (% of Base Salary)(B)		Target Incentive Compensation (A)x(B)x100%(C)	Maximum Incentive Compensation (A)x(B)x150%(D)		Potential Incentive Compensation Using 80% Corporate Performance Factor (A)×(B)×80%(D)		Incentive Compensation Approved and Payable(E)
Jure Sola Chairman and Chief Executive Officer	$1,125,000	(1)	150	%(2)	$1,687,500	$2,531,250		N/A	(3)	$0	(3)
Hartmut Liebel Former Chief Executive Officer	$925,000		150%		$1,387,500	$2,081,250		N/A	(4)	$0	(4)
Kurt Adzema Executive Vice President and Chief Financial Officer	$500,000		85%		$425,000	$500,000	(5)	$340,000		$400,000
David R. Anderson Former Executive Vice President and Chief Financial Officer	$450,000	(6)	85%		$382,500	$450,000	(5)	N/A	(7)	$0	(7)
Dennis R. Young Executive Vice President, Worldwide Sales	$365,000		80%		$292,000	$365,000	(5)	$233,600		$300,000
Alan Reid Executive Vice President, Global Human Resources	$350,000		80%		$280,000	$350,000	(5)	$224,000		$300,000

(1)	Reflects Mr. Sola’s base salary effective upon his appointment as Chief Executive Officer on August 17, 2020.

(2)	Represents Mr. Sola’s bonus target as a percentage of base salary for fiscal 2021.

(3)	Mr. Sola was not paid a bonus for the period of fiscal 2020 during which he served as Chief Executive Officer.

(4)	Mr. Liebel was not eligible to receive a bonus for fiscal 2020 as a result of his cessation of service as Chief Executive Officer on August 17, 2020.

(5)	Maximum bonus capped at 100% base salary.

(6)	Reflects Mr. Anderson’s base salary while serving as Chief Financial Officer. Mr. Anderson currently serves as an advisor to the Chairman and receives an annual base salary of $120,000.

(7)	Mr. Anderson was not eligible for an annual bonus under the 2020 Bonus Plan as a result of his cessation of service as Chief Financial Officer on October 13, 2019.

Named executive officer bonuses shown above represent less than 5% of total bonuses paid or payable to employees worldwide for fiscal 2020.

Approval of Fiscal 2021 Corporate Bonus Plan

Also on December 7, 2020, the Committee approved the Fiscal Year 2021 Corporate Bonus Plan (the “2021 Plan”). The 2021 Plan contains targets for the Company’s revenue, non-GAAP operating margin and cash flow from operations for fiscal 2021. The Company’s performance for fiscal 2021 will be measured against these targets.  Should the Company not achieve a minimum performance against these targets, no incentive compensation shall be payable under the 2021 Plan. Each 2021 Plan participant’s actual incentive compensation for fiscal 2021 will be determined by reference to his or her target incentive compensation, the Company’s achievement against its targets and achievement of the participant’s individual/divisional performance goals for fiscal 2021. Target individual incentive compensation payable under the 2021 Plan is expressed as a percentage of base salary and, for named executive officers of the Company, ranges from 80% to 150%.  The Committee retains the right to terminate or amend the 2021 Plan in any respect, including increasing or decreasing Company and individual incentive compensation targets, and can also adjust an individual’s incentive compensation up or down on a discretionary basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President and Chief Financial Officer

Date: December 11, 2020

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